ADMINISTRATIVE SERVICES CONTRACT

                        PAX WORLD MONEY MARKET FUND, INC.
                                  (the "Fund")

                               New York, New York


                                                                October 30, 2000


Reich & Tang Asset Management L.P.
600 Fifth Avenue
New York, New York  10020

Gentlemen:

                  We herewith confirm our agreement with you as follows:

                  1. We propose to engage in the business of investing and reinvesting our assets in securities of the type, and in accordance with the limitations, specified in our Declaration of Trust, By-Laws and Registration Statement filed with the Securities and Exchange Commission under the Investment Company Act of 1940 (the "1940 Act") and the Securities Act of 1933, including the Prospectus forming a part thereof (the "Registration Statement"), all as from time to time in effect, and in such manner and to such extent as may from time to time be authorized by our Board of Directors. We enclose copies of the documents listed above and will furnish you such amendments thereto as may be made from time to time.

                  2. (a) We hereby employ you as our administrator (the "Administrator") to provide all management and administrative services reasonably necessary for our operation, other than those services you provide to us pursuant to the Investment Management Contract. The services to be provided by you shall include but not be limited to those enumerated on Exhibit A hereto. The personnel providing these services may be your employees or employees of your affiliates or of other organizations. You shall make periodic reports to the Fund's Board of Directors in the performance of your obligations under this Agreement and the execution of your duties hereunder is subject to the general control of the Board of Directors.


                   (b) It is understood that you will from time to time employ, subcontract with or otherwise associate with yourself, entirely at your expense, such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder. While this agreement is in effect, you or persons affiliated with you, other than us ("your affiliates"), will

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provide  persons  satisfactory  to our  Board  of  Directors  to be  elected  or appointed officers or employees of our corporation. These shall be a president, a secretary, a treasurer, and such additional officers and employees as may reasonably be necessary for the conduct of our business.

                   (c) You or your affiliates will also provide persons, who may be our officers, to (i) supervise the performance of bookkeeping and related services and calculation of net asset value and yield by our bookkeeping agent and (ii) prepare reports to and the filings with regulatory authorities, and
(iii) perform such clerical, other office and shareholder services for us as we may from time to time request of you. Such personnel may be your employees or employees of your affiliates or of other organizations. Notwithstanding the preceding, you shall not be required to perform any accounting services not expressly provided for herein.

                   (d)  You  or  your  affiliates  will  also  furnish  us  such administrative and management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject. On behalf of the Fund, we will reimburse you for all of our operating costs incurred by you including rent, depreciation of equipment and facilities, interest and amortization of loans financing equipment used by us and all the expenses incurred by you to conduct our affairs. The amounts of such reimbursements shall from time to time be agreed upon between us. You or your affiliates will also pay the expenses of promoting the sale of our shares (other than the costs of preparing, printing and filing our Registration Statement, printing copies of the prospectus contained therein and complying with other applicable regulatory requirements), except to the extent that we are permitted to bear such expenses under a plan adopted pursuant to Rule 12b-1 under the 1940 Act or a similar rule.

                  3. We will expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you will not be liable hereunder for any mistake of judgment or for any other cause, provided that nothing herein shall protect you against any liability to us or to our security holders by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

                  4. In consideration of the foregoing, the Fund will pay you a fee of .10% of the Fund's average daily net assets. Your fee will be accrued by us daily, and will be payable on the last day of each calendar month for services performed hereunder during that month or on such other schedule as we may agree in writing. You may use any portion of this fee for distribution of our shares, or for making payments to organizations whose customers or clients are our shareholders. You may waive your right to any fee to which you are entitled hereunder, provided such waiver is delivered to us in writing.

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                   5. This  Agreement  will become  effective on the date hereof and shall continue in effect until January 31, 2001 and thereafter for successive twelve-month periods (computed from each February 1), provided that such continuation is specifically approved at least annually by our Board of Directors and by a majority of those of our directors who are neither party to this Agreement nor, other than by their service as directors of the Fund, interested persons, as defined in the 1940 Act, of any such person who is party to this Agreement. This Agreement may be terminated at any time, without the payment of any penalty, (i) by vote of a majority of the outstanding voting securities of each respective Portfolio voting separately, as defined in the 1940 Act, or (ii) by a vote of a majority of our entire Board of Directors, on sixty days' written notice to you, or by you on sixty days' written notice to us.

                   6. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and in applicable rules or regulations of the Securities and Exchange Commission.

                   7. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees who may also be a director, officer or employee of ours, or of a person affiliated with us, as defined in the Act, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

                   8. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act.



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                  If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                 Very truly yours,

                                 PAX WORLD MONEY MARKET FUND, INC.


                                 By: /s/ Bernadette N. Finn
                                     -----------------------------------------
                                     Name:  Bernadette N. Finn
                                     Title: Title


ACCEPTED: October 30, 2000

REICH & TANG ASSET MANAGEMENT L.P.

By:      REICH & TANG ASSET MANAGEMENT, INC.,
         as General Partner


By:   /s/ Lorraine C. Hysler
     -------------------------------------------------------------
        Name:  Lorraine C. Hysler
        Title: Executive Vice President







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                                    Exhibit A

                     Administration Services To Be Performed
                      By Reich & Tang Asset Management L.P.



Administration Services

1. In conjunction with Fund counsel, prepare and file all Post-Effective Amendments to the Registration Statement, all state and federal tax returns and all other required regulatory filings.

2. In conjunction with Fund counsel, prepare and file all Blue Sky filings, reports and renewals.

3. Coordinate, but not pay for, required Fidelity Bond and Directors and Officers Insurance (if any) and monitor their compliance with Investment Company Act.

4. Coordinate the preparation and distribution of all materials for Directors, including the agenda for meetings and all exhibits thereto, and actual and projected quarterly summaries.

5. Coordinate the activities of the Fund's Manager, Custodian, Legal Counsel and Independent Accountants.

6. Prepare and file all periodic reports to shareholders and proxies and provide support for shareholder meetings.

7. Monitor daily and periodic compliance with respect to all requirements and restrictions of the Investment Company Act, the Internal Revenue Code and the Prospectus.

8. Monitor daily the Fund's bookkeeping services agent's calculation of all income and expense accruals, sales and redemptions of capital shares outstanding.

9. Evaluate expenses, project future expenses, and process payments of expenses.

10. Monitor and evaluate performance of accounting and accounting related services by Fund's bookkeeping services agent. Nothing herein shall be construed to require you to perform any accounting services not expressly provided for in this Agreement.


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